Filed pursuant to Rule 424(b)(5)
Registration Numbers 333-134553
333-134553-04

Supplement dated May 10, 2007 to Prospectus Supplement dated May 8, 2007

LEHMAN BROTHERS HOLDINGS, INC./LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

FINAL MCAPS TERMS
Lehman Brothers Holdings Inc.
$500,000,000
Floating Rate Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM)
Lehman Brothers Holdings Capital Trust VIII

This supplement amends the prospectus supplement dated May 8, 2007 (the “Prospectus Supplement”) to the preliminary prospectus dated May 8, 2007 of Lehman Brothers Holdings Inc. (“LBHI”) and Lehman Brothers Holdings Capital Trust VII included in Post-Effective Amendment No. 3 to LBHI’s Registration Statement on Form S-3 (Reg. No. 333-134553) and the terms described herein supersede any terms in the Prospectus Supplement that are inconsistent with the following terms:

CUSIP for Normal MCAPS:	524908WZ9

CUSIP for Treasury MCAPS:	524908XB1

CUSIP for Trust Preferred
Securities:	52521KAA4

Terms are used in this supplement with the meanings assigned to them in the prospectus included in the registration statement referred to above.